Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

Mobilicom Limited

Level 7, 90 Collins Street

Melbourne, Victoria, 3000
Australia

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 23, 2022, relating to the consolidated financial statements of Mobilicom Limited, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Ziv haft
Tel-Aviv, Israel	Ziv haft
April 27, 2022	Certified Public Accountants (lsr.)
BDO Member Firm